Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axalta.com

Immediate Release

Axalta Releases Third Quarter 2019 Results

Third Quarter 2019 Highlights:

•	Net sales of $1,107.0 million decreased 3.4% year-over-year (increased 0.4% ex-FX and M&A impacts)

•	Positive price-mix contribution of 3.8%, including 2.8% in Light Vehicle

•	Income from operations of $123.0 million versus $47.8 million in Q3 2018; Adjusted EBIT of $191.2 million increased 17.0% from Q3 2018

•	Diluted EPS of $0.28 compared with a loss of $0.05 in Q3 2018; Adjusted EPS of $0.52 increased 30.0% from Q3 2018

•	Cash Flow from Operations was $221.0 million compared to $124.5 million in Q3 2018
PHILADELPHIA, PA, October 24, 2019 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the third quarter ended September 30, 2019.
Third Quarter 2019 Consolidated Financial Results
Third quarter net sales of $1,107.0 million decreased 3.4% year-over-year, including a 2.0% negative foreign currency impact and negative 1.8% inorganic impact primarily associated with the second quarter 2019 sale of our interest in a consolidated China powder JV. Constant currency organic net sales increased 0.4% in the period, driven by 3.8% higher average price and product mix from all regions and both segments offset by 3.4% lower volumes. Light Vehicle saw continued price improvement of 2.8% versus the prior year. Lower volumes included the impact from most end-markets other than Commercial Vehicle, reflecting slower global macro trends, some impact from customer strikes in North America Light Vehicle, and moderate volume weakness from the Performance Coatings end-markets across multiple regions.
Income from operations for the third quarter totaled $123.0 million compared with $47.8 million in Q3 2018. The increase was primarily driven by the absence of the charges incurred in Q3 2018 related to the announced closure of our Mechelen, Belgium manufacturing facility and other Axalta Way productivity initiatives of $82.4 million offset by new severance charges of $29.2 million in Q3 2019. The increase in income from operations was also driven by the benefit of higher average price and product mix and lower stock-based compensation expense year-over-year. This was offset partly by slightly lower net sales from lower volumes as well as foreign exchange impact and modest headwind from ongoing variable cost inflation in the period.
Adjusted EBIT of $191.2 million for the third quarter increased 17.0% versus $163.4 million in Q3 2018. This result was driven by strong contribution from higher average price and product mix and from improved productivity and lower stock-based compensation expense, partly offset by lower volumes across most end-markets except Commercial Vehicle, as well as by modest year-over-year variable cost inflation and negative foreign currency translation impacts.
"Axalta's third quarter results were strong both in reported operating profit and in free cash flow. We achieved ongoing organic constant currency net sales growth driven by our Refinish and Commercial Vehicle end-markets, partially offset by lower sales reported in Light Vehicle and Industrial end-markets due largely to cyclical demand factors. Axalta further posted significantly improved year-over-year operating profit, led by solid increases in average price and product mix which continue to help to offset variable cost inflation experienced since early 2017," said Robert W. Bryant, Axalta’s Chief Executive Officer. "As we continue to seek offsets to cost inflation, we reported solid continued overall price recapture across nearly all end-markets and regions. This included a 2.8% increase in average price-mix in Light Vehicle coatings in the period which is now our fourth consecutive quarter of positive pricing. We also continued to progress with structural cost reduction and productivity improvement, which helped offset volume reductions in the third quarter and put us on pace to hit full year targets for Axalta Way related savings." Mr. Bryant continued, "We remain engaged in the strategic review process that began in June, and we will update the market as appropriate but have nothing specific to share at this point."

Performance Coatings Results
Performance Coatings third quarter net sales were $723.7 million, a decrease of 4.3% year-over-year. Constant currency organic net sales increased 0.7% in the period before the net negative M&A-related impact of 2.7% driven by the sale of a powder joint venture in China, and 2.3% from negative foreign currency translation. Drivers of this constant currency organic growth included a 5.0% increase in average price and product mix, partly offset by a 4.3% volume decline including impacts from both end-markets.
Refinish end-market net sales were flat at $441.5 million in Q3 2019 (increased 2.5% excluding foreign currency) with strong average price and product mix contribution offset partly by lower volume globally, driven by inventory optimization across the global distribution network coupled with continued conversion to waterborne products and possibly some impact from economic slowing. Industrial end-market net sales decreased 10.4% to $282.2 million (decreased 0.9% excluding foreign currency and M&A-related impacts), including volume declines offset in large part by positive average price improvement globally. We believe that Industrial volume pressure continues to reflect weakness in global macroeconomic demand which persisted through the period.
The Performance Coatings segment generated Adjusted EBIT of $124.9 million in the third quarter, a 20.0% year-over-year increase. Positive price and product mix and lower overall operating expenses were partially offset by volume declines, moderate variable cost inflation and negative foreign exchange impacts. Third quarter segment Adjusted EBIT margin of 17.3% improved 350 basis points from 13.8% in the prior year as price and product mix and productivity benefits more than offset moderating inflationary headwinds.
Transportation Coatings Results
Transportation Coatings net sales were $383.3 million in Q3 2019, a decrease of 1.7% year-over-year, including a 1.7% negative currency impact. Constant currency net sales were flat in the period, driven by a 1.5% decrease in volume, offset by 1.5% in higher average price and product mix.
Light Vehicle net sales decreased 2.6% to $295.7 million year-over-year (decreased 0.8% excluding foreign currency), driven by lower global automotive production including customer strike impacts in North America for the last two weeks of September and foreign exchange impacts, offset by 2.8% in improved average price and product mix. Commercial Vehicle net sales increased 1.7% to $87.6 million from Q3 2018 (increased 2.9% excluding foreign currency), including stronger volumes in our core regions offset by weaker performance in Asia Pacific. Average price and product mix was a modest headwind this quarter.
Transportation Coatings generated Adjusted EBIT of $37.2 million in Q3 2019, an increase of 45.3% versus Q3 2018, driven by strong price and mix and positive productivity contribution, offset in part by lower volumes. Segment Adjusted EBIT margin of 9.7% in Q3 2019 compared with 6.6% in Q3 2018, a notable 310 basis point improvement aided by the tailwinds highlighted above.
Balance Sheet and Cash Flow Highlights
Axalta ended the quarter with cash and cash equivalents of $767.2 million. Our debt, net of cash, was $3.0 billion as of September 30, 2019, which compared with $3.3 billion as of June 30, 2019. Our net debt to trailing twelve month Adjusted EBITDA ratio was 3.2x at quarter end.
Third quarter operating cash flow totaled $221.0 million versus $124.5 million in Q3 2018, reflecting working capital improvement and lower one time costs versus the prior year, as well as stronger operating performance. Free cash flow totaled $198.1 million compared to $95.5 million in the prior year third quarter, including lower capital expenditures totaling $26.7 million versus $34.9 million in the prior year quarter.

“Axalta's third quarter demonstrated continued strong overall business execution, coupled with good financial and operating discipline in an uneven global demand environment. Despite volume headwinds across most of Axalta's end-markets, our execution strength was visible in both improved segment margins and strong cash flow performance, resulting in a lower net leverage ratio of 3.2x,” said Sean Lannon, Axalta's Chief Financial Officer. “We have provided updated guidance for 2019, and anticipate continued overall volume pressure offset by productivity and reduced inflation headwinds to reach our previously stated Adjusted EBIT range. Since July, forecasts of Light Vehicle production have continued to decrease, while macro headwinds in the global industrial economy continue to weigh on our Performance Coatings segment. Also, currency headwinds accelerated in the quarter to add incremental pressure. These issues have been countered by Axalta Way productivity savings, benefit from announced pricing actions, and expected stable operating execution.”
2019 Guidance Update

•	Net sales decline of ~(4%) as-reported; ~(1%) ex-FX; includes Q2 2019 China JV sale for ~1% full year impact

•	Adjusted EBIT of $675-725 million (1)

•	Adjusted EPS of $1.70-1.90 (1)

•	Depreciation and amortization of ~$360 million inclusive of accelerated depreciation of $22 million

•	Adjusted EBITDA of $940-960 million

•	Interest expense of ~$165 million

•	Income tax rate, as adjusted, of 20-22%

•	Diluted shares outstanding of ~236 million

•	Capital expenditures of ~$130 million

•	Free cash flow of $430-470 million
(1) Adjusted to exclude ~$115 million pre-tax (~$90 million after-tax) incremental step-up depreciation and amortization associated with the acquisition of DuPont Performance Coatings by Axalta
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its third quarter 2019 financial results on Thursday, October 24th, at 8:00 a.m. ET. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate in the conference call, a replay will be available through October 31, 2019. The U.S. replay dial-in phone number is (844) 512-2921 and the international replay dial-in number is +1 (412) 317-6671. The replay passcode is 1369 5645.
Reclassifications and Revisions
During the nine months ended September 30, 2019, we revised the presentation of the unaudited Condensed Consolidated Statements of Operations to reclassify prior year Other revenue into Net sales. Other revenue consists primarily of consulting, other service revenue and royalty income and is not considered material to the financial statements.
During the nine months ended September 30, 2019, Axalta identified and corrected an error related to the prior year classification of the purchase of an additional financial interest in a consolidated joint venture within our consolidated statement of cash flows. This correction increased cash used for investing activities and reduced cash used for financing activities by $26.9 million, respectively.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including our 2019 full year outlook, which includes net sales growth, currency effects, acquisition or divestment impacts, Adjusted EBIT, Adjusted EPS, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, as well as the announced review of strategic alternatives, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.
Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.

Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 14,000 people of Axalta continue to find ways to serve our more than 100,000 customers in over 130 countries better every day with the finest coatings, application systems and technology. For more information, visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$1,107.0	$1,146.0	$3,383.8	$3,530.2
Cost of goods sold	707.4	759.1	2,207.1	2,328.9
Selling, general and administrative expenses	231.5	293.4	655.2	745.8
(Gain) loss on divestiture	(0.5)	—	3.4	—
Research and development expenses	17.4	17.0	53.5	54.3
Amortization of acquired intangibles	28.2	28.7	85.1	86.9
Income from operations	123.0	47.8	379.5	314.3
Interest expense, net	40.2	39.8	122.5	118.5
Other (income) expense, net	(1.9)	5.5	(3.8)	11.4
Income before income taxes	84.7	2.5	260.8	184.4
Provision for income taxes	18.3	14.1	50.4	47.9
Net income (loss)	66.4	(11.6)	210.4	136.5
Less: Net income attributable to noncontrolling interests	0.9	1.5	3.1	4.8
Net income (loss) attributable to controlling interests	$65.5	$(13.1)	$207.3	$131.7
Basic earnings (loss) per share	$0.28	$(0.05)	$0.89	$0.55
Diluted earnings (loss) per share	$0.28	$(0.05)	$0.88	$0.54
Basic weighted average shares outstanding	233.9	238.7	233.8	239.9
Diluted weighted average shares outstanding	235.5	238.7	235.8	244.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$767.2	$693.6
Restricted cash	2.9	2.8
Accounts and notes receivable, net	935.7	860.8
Inventories	597.3	613.0
Prepaid expenses and other current assets	130.0	139.4
Total current assets	2,433.1	2,309.6
Property, plant and equipment, net	1,216.7	1,298.2
Goodwill	1,183.7	1,230.8
Identifiable intangibles, net	1,236.0	1,348.0
Other assets	620.5	489.1
Total assets	$6,690.0	$6,675.7
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$495.3	$522.8
Current portion of borrowings	42.4	42.2
Other accrued liabilities	497.2	475.6
Total current liabilities	1,034.9	1,040.6
Long-term borrowings	3,772.3	3,821.8
Accrued pensions	248.6	261.9
Deferred income taxes	115.8	140.8
Other liabilities	178.7	100.1
Total liabilities	5,350.3	5,365.2
Commitments and contingencies
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 249.8 and 246.7 shares issued at September 30, 2019 and December 31, 2018, respectively	249.6	245.3
Capital in excess of par	1,463.9	1,409.5
Retained earnings	401.5	198.6
Treasury shares (at cost) of 15.2 and 11.1 shares at September 30, 2019 and December 31, 2018, respectively	(417.5)	(312.2)
Accumulated other comprehensive loss	(411.8)	(336.1)
Total Axalta shareholders’ equity	1,285.7	1,205.1
Noncontrolling interests	54.0	105.4
Total shareholders’ equity	1,339.7	1,310.5
Total liabilities and shareholders’ equity	$6,690.0	$6,675.7

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net income	$210.4	$136.5
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	267.3	274.9
Amortization of deferred financing costs and original issue discount	6.7	5.8
Debt extinguishment and refinancing related costs	0.2	8.4
Deferred income taxes	(5.6)	(1.8)
Realized and unrealized foreign exchange losses, net	1.5	16.2
Stock-based compensation	9.5	27.5
Loss on divestiture	3.4	—
Interest income on swaps designated as net investment hedges	(11.0)	(5.9)
Other non-cash, net	(3.5)	(3.9)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(128.9)	(119.5)
Inventories	(4.0)	(51.8)
Prepaid expenses and other assets	(95.0)	(127.9)
Accounts payable	29.9	45.4
Other accrued liabilities	—	(33.6)
Other liabilities	8.9	75.2
Cash provided by operating activities	289.8	245.5
Investing activities:
Acquisitions, net of cash acquired	(2.1)	(79.2)
Purchase of property, plant and equipment	(73.9)	(109.5)
Proceeds from sale of consolidated joint venture, net of cash divested	8.2	—
Interest proceeds on swaps designated as net investment hedges	11.0	5.9
Other investing activities, net	(2.2)	5.2
Cash used for investing activities	(59.0)	(177.6)
Financing activities:
Proceeds from long-term borrowings	—	468.9
Payments on short-term borrowings	(29.5)	(33.8)
Payments on long-term borrowings	(20.0)	(505.1)
Financing-related costs	(1.5)	(4.9)
Purchases of common stock	(105.3)	(147.8)
Proceeds from option exercises	46.0	17.2
Dividends paid to noncontrolling interests	(1.5)	(1.0)
Investments in noncontrolling interests	(31.1)	(26.9)
Deferred acquisition-related consideration	(2.1)	(6.0)
Cash used for financing activities	(145.0)	(239.4)
Increase (decrease) in cash	85.8	(171.5)
Effect of exchange rate changes on cash	(12.1)	(10.5)
Cash at beginning of period	696.4	772.9
Cash at end of period	$770.1	$590.9

Cash at end of period reconciliation:
Cash and cash equivalents	$767.2	$588.1
Restricted cash	2.9	2.8
Cash at end of period	$770.1	$590.9

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Income from operations	$123.0	$47.8	$379.5	$314.3
Other (income) expense, net	(1.9)	5.5	(3.8)	11.4
Total	124.9	42.3	383.3	302.9
Debt extinguishment and refinancing related costs (a)	—	—	0.2	8.4
Termination benefits and other employee related costs (b)	29.2	82.4	33.3	80.2
Consulting and advisory (c)	3.0	—	3.8	—
Offering and transactional costs (d)	0.1	0.8	0.9	0.9
(Gain) loss on divestiture (e)	(0.5)	—	3.4	—
Accelerated depreciation (f)	5.4	4.2	18.2	4.2
Indemnity (income) losses (g)	—	—	(0.2)	0.9
Change in fair value of equity investments (h)	—	—	—	0.4
Step-up depreciation and amortization (i)	29.1	33.7	89.6	105.8
Adjusted EBIT	$191.2	$163.4	$532.5	$503.7

Segment Adjusted EBIT:
Performance Coatings	$124.9	$104.1	$331.1	$289.0
Transportation Coatings	37.2	25.6	111.8	108.9
Total	162.1	129.7	442.9	397.9
Step-up depreciation and amortization (i)	29.1	33.7	89.6	105.8
Adjusted EBIT	$191.2	$163.4	$532.5	$503.7

(a)	Represents expenses associated with the restructuring and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents legal and advisory fees pertaining to our previously announced comprehensive review of strategic alternatives. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents the impacts recognized on the sale of our interest in a joint venture business, which is not considered indicative of our ongoing operating performance.

(f)
Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(g)	Represents indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, which we do not consider indicative of our ongoing operating performance.

(h)	Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance.

(i)
Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$66.4	$(11.6)	$210.4	$136.5
Less: Net income attributable to noncontrolling interests	0.9	1.5	3.1	4.8
Net income (loss) attributable to controlling interests	65.5	(13.1)	207.3	131.7
Debt extinguishment and refinancing related costs (a)	—	—	0.2	8.4
Termination benefits and other employee related costs (b)	29.2	82.4	33.3	80.2
Consulting and advisory (c)	3.0	—	3.8	—
Offering and transactional costs (d)	0.1	0.8	0.9	0.9
(Gain) loss on divestiture (e)	(0.5)	—	3.4	—
Accelerated depreciation (f)	5.4	4.2	18.2	4.2
Indemnity (income) losses (g)	—	—	(0.2)	0.9
Change in fair value of equity investments (h)	—	—	—	0.4
Step-up depreciation and amortization (i)	29.1	33.7	89.6	105.8
Total adjustments	66.3	121.1	149.2	200.8
Income tax provision impacts (j)	9.5	10.1	30.1	25.7
Adjusted net income	$122.3	$97.9	$326.4	$306.8
Adjusted earnings per share	$0.52	$0.40	$1.38	$1.26
Diluted weighted average shares outstanding (1)	235.5	242.4	235.8	244.2

(1)
For the three months ended September 30, 2018, the diluted weighted average shares outstanding represents the diluted share count if the period had been in a net income position, compared to 238.7 million diluted shares reported.

(a)	Represents expenses associated with the restructuring and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents legal and advisory fees pertaining to our previously announced comprehensive review of strategic alternatives. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents the impacts recognized on the sale of our interest in a joint venture business, which is not considered indicative of our ongoing operating performance.

(f)
Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(g)	Represents indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, which we do not consider indicative of our ongoing operating performance.

(h)	Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance.

(i)
Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(j)
The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.  Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were tax benefits of $1.0 million and $5.1 million for the three months and nine months ended September 30, 2019, respectively, and tax expense of $9.6 million and $7.8 million for the three months and nine months ended September 30, 2018, respectively.

The following table reconciles cash (used in) provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018	2019	2018	2019	2018
Cash (used in) provided by operating activities	$(57.9)	$(21.0)	$126.7	$142.0	$221.0	$124.5	$289.8	$245.5
Purchase of property, plant and equipment	(20.5)	(39.5)	(26.7)	(35.1)	(26.7)	(34.9)	(73.9)	(109.5)
Interest proceeds on swaps designated as net investment hedges	3.5	—	3.7	—	3.8	5.9	11.0	5.9
Free cash flow	$(74.9)	$(60.5)	$103.7	$106.9	$198.1	$95.5	$226.9	$141.9

The following table reconciles net income to EBITDA and adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$66.4	$(11.6)	$210.4	136.5
Interest expense, net	40.2	39.8	122.5	118.5
Provision for income taxes	18.3	14.1	50.4	47.9
Depreciation and amortization	87.0	92.8	267.3	274.9
EBITDA	211.9	135.1	650.6	577.8
Debt extinguishment and refinancing related costs (a)	—	—	0.2	8.4
Termination benefits and other employee related costs (b)	29.2	82.4	33.3	80.2
Consulting and advisory (c)	3.0	—	3.8	—
Offering and transactional costs (d)	0.1	0.8	0.9	0.9
(Gain) loss on divestiture (e)	(0.5)	—	3.4	—
Foreign exchange remeasurement losses (f)	0.7	7.0	5.3	8.7
Long-term employee benefit plan adjustments (g)	0.3	(0.4)	0.8	(1.4)
Stock-based compensation (h)	4.2	9.4	9.5	27.5
Dividends in respect of noncontrolling interest (i)	(0.4)	—	(1.5)	(1.0)
Other adjustments (j)	0.3	0.4	0.1	1.2
Adjusted EBITDA	$248.8	$234.7	$706.4	$702.3

(a)	Represents expenses associated with the restructuring and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents legal and advisory fees pertaining to our previously announced comprehensive review of strategic alternatives. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents the impacts recognized on the sale of our interest in a joint venture business, which is not considered indicative of our ongoing operating performance.

(f)
Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)
Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta's financial statements.

(j)
Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, gains and losses from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations.